Amended Schedule A dated November 17, 2006

                                     to the

      Amended and Restated Custodian Services Fees Letter dated May 7, 2004

                            LIST OF TURNER PORTFOLIOS

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                              Large Cap Growth Fund
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                       Large Cap Growth Opportunities Fund
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                               MidCap Growth Fund
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                              Small Cap Growth Fund
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                              Micro Cap Growth Fund
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                              Small Cap Equity Fund
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                         International Core Growth Fund
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                            Concentrated Growth Fund
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                               New Enterprise Fund
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                                Core Growth Fund
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                              Large Cap Value Fund
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